                                                                      Exhibit 99

United Bancorp, Inc.

P. O. BOX 10 - MARTINS FERRY, OHIO 43935 - Phone: 740/633-BANK  Fax:740/633-1448
We are United to Better Serve You

================================================================================
PRESS RELEASE
================================================================================

UNITED BANCORP, INC.
201 South 4th at Hickory Street, Martins Ferry, OH  43935

Contact: James W. Everson               Randall M. Greenwood
         Chairman, President and CEO    Senior Vice President, CFO and Treasurer
Phone:   (740) 633-0445 Ext. 120        (740) 633-0445 Ext. 181
         ceo@unitedbancorp.com          cfo@unitedbancorp.com

FOR IMMEDIATE RELEASE:     2:00 PM  July 21, 2005

SUBJECT: UNITED BANCORP, INC. REPORTS EARNINGS PER SHARE OF $0.45 FOR THE SIX-MONTHS ENDED JUNE 30, 2005.

MARTINS FERRY, OHIO --- United Bancorp, Inc. (NASDAQ: UBCP), headquartered in Martins Ferry, Ohio reported earnings of $1,701,000 compared to $1,731,000 for the six-months ended June 30, 2005 and 2004, respectively. On a per share basis, basic earnings per share were $0.45 for the six-months ended for both June 30, 2005 and 2004. Earnings per share data for the 2004 quarter gives effect to the 10% stock split paid in the form of a dividend in December 2004.

Randall M. Greenwood, Senior Vice President, CFO and Treasurer, of UBCP remarked, "The Company's 2005 six-months earnings generated an annualized 0.85% return on average assets ("ROA") and an annualized 10.6% return on average equity ("ROE") compared to 0.90% ROA and 10.6% ROE for the same period in 2004." During the six-months ended June 30, the Company's core earnings increased $75,000. Core earnings improvements were driven by net interest income increasing 2.4% or $153,000 and service charges on depository accounts and other noninterest income increasing 8.0% or $85,000. The $30,000 decline in net earnings for the six-months ended June 30, 2005 compared to the same period in 2004 is attributable to an $88,000 after-tax reduction in cyclical gains on sale of loans and securities. The Company's realized loss from the sale of securities and loans totaled $6,000 for the six-months ended June 30, 2005 compared to a gain of $95,000 for the same period in 2004, a decrease of $101,000 or $67,000 after-tax.

James W. Everson, Chairman, President & CEO, stated, "Our core earnings increased $75,000 for the six-months ended June 30, 2005 is due to our continued expansion and growth of market share within the markets we serve. Additionally, although earnings are down $30,000 from the six-month ended June 30, 2004 to June 30, 2005, we can see the value of our continued stock repurchase plan has made since we are reporting the same earnings per share for the six-month ended June 30, 2005 and 2004. Our increase in core earnings is attributed to the continuing growth in loans which have increased 8.2% comparing June 30, 2005 to June 30, 2004. The focus of the affiliate banks' lending activities in the local markets they serve and credit quality is strong, as evidenced by a low 0.13% of net charge-offs to average loans. This level of net charge-offs to average loans of 0.13% for the for the six-months ended June 30, 2005 is at its lowest levels since the expansion of our Community Bank affiliate into Fairfield County in 2000."

United Bancorp, Inc. is headquartered in Martins Ferry, Ohio and is a multi-bank holding company with total assets of approximately $403.5 million and total shareholder's equity of approximately $33.8 million as of June 30, 2005. Affiliates of UBCP include The Citizens Savings Bank and The Community Bank with seventeen banking offices, and an Operations Center located in Ohio serving Athens, Belmont, Carroll, Fairfield, Harrison, Hocking, Jefferson and Tuscarawas Counties. The Company trades on The Nasdaq SmallCap Market tier of the Nasdaq Stock Market under the symbol UBCP, Cusip #909911109.

                     UNITED BANCORP, INC. MARTINS FERRY, OH
                                  Symbol "UBCP"


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
                                                              FOR THE THREE MONTHS ENDED JUNE 30,
                                                            ---------------------------------------         %
                                                               2005                        2004            CHANGE
                                                            -----------                 -----------        -------
EARNINGS
    Total interest income                                   $ 5,445,000                 $ 5,096,483          6.84%
    Total interest expense                                    2,160,700                   1,862,511         16.01%
    Net interest income                                       3,284,300                   3,233,972          1.56%
    Provision for loan losses                                   116,000                     199,500        -41.85%
    Service charges on deposit accounts                         314,726                     330,636         -4.81%
    Net realized losses of sales on securities                   (8,662)                    (15,272)       -43.28%
    Net realized gains on sale of loans                           6,042                      13,019        -53.59%
    Other noninterest income                                    276,703                     205,013         34.97%
    Total noninterest income                                    588,809                     533,396         10.39%
    Total noninterest expense                                 2,639,986                   2,438,167          8.28%
    Income tax expense                                          237,270                     254,705         -6.85%
                                                           ------------                ------------
    Net income                                                  879,853                     874,996          0.56%
PER SHARE
    Earnings per common share - Basic                            $ 0.23                      $ 0.23          0.00%
    Earnings per common share - Diluted                            0.23                        0.23          0.00%
    Cash Dividends paid                                            0.13                        0.12          8.33%
SHARES OUTSTANDING
    Average - Basic                                           3,807,488                   3,818,230            --
    Average - Diluted                                         3,808,137                   3,829,057            --

                                                               FOR THE SIX MONTHS ENDED JUNE 30,
                                                           ----------------------------------------           %
                                                               2005                        2004             CHANGE
                                                           ------------                ------------        -------
EARNINGS
    Total interest income                                  $ 10,667,684                $ 10,123,932          5.37%
    Total interest expense                                    4,135,053                   3,744,605         10.43%
                                                           ------------                ------------
    Net interest income                                       6,532,631                   6,379,327          2.40%
    Provision for loan losses                                   260,000                     339,000        -23.30%
    Service charges on deposit accounts                         629,102                     635,950         -1.08%
    Net realized (losses) gains of sales on securities           (6,096)                     95,286       -106.40%
    Net realized gains on sale of loans                          12,520                      24,536        -48.97%
    Other noninterest income                                    519,723                     428,127         21.39%
    Total noninterest income                                  1,155,249                   1,183,899         -2.42%
    Total noninterest expense                                 5,260,308                   5,005,653          5.09%
    Income tax expense                                          466,770                     487,605         -4.27%
                                                           ------------                ------------
    Net income                                              $ 1,700,802                 $ 1,730,968         -1.74%
PER SHARE
    Earnings per common share - Basic                            $ 0.45                      $ 0.45          0.00%
    Earnings per common share - Diluted                            0.45                        0.45          0.00%
    Cash Dividends paid                                            0.26                        0.24          8.33%
    Book value (end of period)                                     8.84                        7.97         10.86%
SHARES OUTSTANDING
    Average - Basic                                           3,797,842                   3,823,355            --
    Average - Diluted                                         3,799,137                   3,836,163            --
AT QUARTER END
    Total assets                                          $ 403,482,800               $ 393,181,704          2.62%
    Total assets (average)                                  398,480,000                 384,547,000          3.62%
    Other real estate and repossessions                         832,163                     975,029        -14.65%
    Gross loans                                             226,866,582                 209,646,517          8.21%
    Allowance for loan losses                                 3,111,090                   2,925,133          6.36%
    Net loans                                               223,755,492                 206,721,384          8.24%
    Non-performing loans                                        645,000                     278,000        132.01%
    Net loans charged off                                       144,332                     257,351        -43.92%
    Average loans                                           219,999,000                 204,388,000          7.64%
    Securities and other restricted stock                   145,135,865                 154,495,776         -6.06%
    Shareholders' equity                                     33,800,505                  30,750,903          9.92%
    Shareholders' equity (average)                           32,183,000                  32,686,000         -1.54%
STOCK DATA
    Market value - last close (end of period)                   $ 13.18                     $ 12.71          3.70%
    Dividend payout ratio                                         57.78%                      53.33%         8.33%
    Price earnings ratio                                          14.64x                      14.12x         3.70%
KEY PERFORMANCE RATIOS
    Return on average assets (ROA)                                 0.85%                       0.90%        -5.17%
    Return on average equity (ROE)                                10.57%                      10.59%        -0.20%
    Net interest margin (FTE)                                      3.71%                       3.70%         0.27%
    Interest expense to average assets                             2.08%                       1.95%         6.57%
    Total allowance for loan losses
        to nonperforming loans                                   482.34%                    1052.16%       -54.16%
    Total allowance for loan losses
        to total loans                                             1.37%                       1.40%        -1.79%
    Nonperforming loans to total loans                             0.28%                       0.13%       114.40%
    Nonperforming assets to total assets                           0.37%                       0.32%        14.88%
    Net charge-offs to average loans                               0.13%                       0.25%       -47.90%
    Equity to assets at period end                                 8.38%                       7.82%         7.11%

The information contained in this press release contains forward-looking statements regarding expected future performances which are not historical facts and which involve risk and uncertainties. Actual results and performance could differ materially from those contemplated by these forward-looking statements. In order to comply with securities regulations and to treat all investors fairly, we will not disclose material non-public information to any shareholder. However, if a question recurs or raises an issue which we have not addressed in our public releases, we will consider including the information in our next public release. Please note that we do not hold conference calls, and that we do not intend to do so in the future.